Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-258868 on Form S-1 of our report dated March 25, 2022 relating to the consolidated financial statements of Joby Aviation, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

April 18, 2022